NATION ENERGY INC.

RPO Box 60610 Granville Park

Vancouver, British Columbia

Canada  V6H 4B9

Tel: 604-331-3399

Nation Energy Inc. Announces Results of Shareholder Meeting

VANCOUVER, July 23, 2015 – Nation Energy Inc. (“Nation” or the “Company”) (OTCQB: NEGY) is pleased to announce the results of its annual and special meeting of shareholders held on July 22, 2015.  All of the resolutions were approved and each of the Company’s nominees to the Board of Directors, all of whom were listed in the Company’s proxy statement dated June 29, 2015, were elected to the Company’s Board of Directors.  Over 80% of the Company’s shareholders attended the meeting either in person or by proxy and, excluding a small number of shares that abstained from voting on four of the resolutions, 100% of the shares in attendance voted in favour of the resolutions.

For further information, please contact the Company at 604-331-3399.